UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - AUGUST 28, 2007

LUMONALL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	0-28315	13-1026995
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

12650 Jane Street
King City, Ontario, Canada L7B 1A3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

Midland International Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 5.02: Election of Directors; Appointment of Principal Officers.

Item 5.02: Election of Directors; Appointment of Principal Officers.

At a meeting of the Board of Directors (the “Board”) on August 28, 2007, the Board of Lumonall Inc. (the “Company”) appointed four additional new members to the Board, Mr. Geir Drangsholt, Mr. Michael Hetherman, Mr. Frank Høyen and Mr. Bjørn Pedersen. With these new appointments the Board consists of 6 directors, including Ms. Carrie Weiler and Mr. John Simmonds.

With regard to Board appointments, Messrs. Drangsholt, Hoyen and Pedersen will be considered independent directors. Mr. Hetherman was also appointed President and Chief Operating Officer of Lumonall Inc. and therefore will be considered a non-independent executive director.

Mr. Gary Hokkanen was appointed Chief Financial Officer of the Company.

Frank Høyen, Director

Frank Høyen, 52, is Managing Director of Prolink International AS. He has both law and economics degrees from the University of Oslo in Norway, and lectured on Public Economics for three years at BI Norwegian School of Management, a private university in Norway. Mr. Høyen was a consultant for the Norwegian Regional Development Fund in Oslo for five years, spent 11 years as the financial and city manager of Mo I Rana, a small city in northern Norway, as well as five years as the general manager of the Hospital in the same location.

He has also held various board positions during his career, in addition to currently residing on the boards of Prolink International, Prolink Holdings, Prolink Property Rights, and Chairman of the Board for Meglerhuset Mo AS, a real estate organization in Norway.

Mr. Høyen will serve as chairman of the Audit Committee of the Board.

Geir Drangsholt, Director

Geir Drangsholt, 47, has been Managing Director and Senior Engineer of TekØk AS, a private fire consultant company, since 2000. Mr. Drangsholt is a fire consultant working in the design of safety way guidance systems in a number of projects (hospitals, schools, hangers, stores, nursing home, sports centre, etc) and has evaluated fire conditions in a large number of buildings for the Norwegian Defence including calculations with respect to evacuation of the buildings and establishing fire drawings and escape plans. Prior to this Mr. Drangsholt worked as a research scientist specializing in the development of high-strength concrete for the off-shore industry, the development of simulated explosion methods and investigating the effect of new extinguishing systems based on water mist. Mr. Drangsholt has also managed large scientific programs during his work career.

Mr. Drangsholt is an engineer and has served on many committees including a delegate for Standard Norway of the international committee for work in ISO 16069 for safety way guidance systems and head of the working committee for writing new safety way guidance systems standards.

Mr. Drangsholt graduated with a Masters of Science - Civil Engineering from NTNU - Norwegian University of Science and Technology in Trondheim in 1984. He worked from 1984 to 1990 as a research scientist at SINTEF FCB - Cement and Concrete Research Institute and continued afterwards at SINTEF NBL - Norwegian Fire Research Laboratory from 1990 to 1997. In accordance to this he gave lectures in fire and explosion technology at the university. From 1997 to 2000 Mr. Drangsholt worked as a fire consultant in ICG - Interconsult Group ASA.

Mr. Drangsholt also completed additional education based on three subjects (Ph.D - subjects) within reinforced concrete and steel construction and two subjects (Ph.D - subjects) within fire and explosion technology.

Mr. Drangsholt will serve on the Audit Committee of the Board.

Bjørn Pedersen, Director

Bjørn Pedersen, 44, is the Sales and Development Manager for Prolink International AS. He has a strong background in fire safety. He has an engineering degree from NTF(Technical High School) and NBF(Norwegian Fire School), as well as training as a Fire Consultant, Fire Fighter and Smoke Diver. Mr. Pedersen was a fire fighter for 12 years before joining Prolink, three years as a building/construction advisor, 15 years as a fire consultant, and one year as a Fire Marshall. He spent two years as Prolink’s Managing Director, and has been its Sales and Development Manager for the last three years.

Mr. Pedersen has held various board positions, including Chairman of Rana Bygg og Betongservice, a building developer, H.O.K Eiendom AS, a real estate company, and Betongteknikk, a demolition company. He currently resides on the boards of Prolink International, Prolink Holdings and Prolink Property Rights, as well as sitting as the Chairman of the Board for a real estate organization, H.O.K Eiendom AS.

Mr. Pedersen will serve as a member of the Audit Committee of the Board.

Michael J. Hetherman, Director, President and Chief Operating Officer

Mike Hetherman, 42, joined The Willis Supply Company Limited in 1992, and is currently the President and Chief Executive Officer. Willis, established in 1967, has been a distributor of DuPont Corion® Products since 1975. Over the years, it has become the exclusive distributor covering Ontario to B.C. In 2001, Willis expanded to include Washington, Oregon and Alaska in the U.S. In 2003 Willis opened Willis China a “World Class Building Materials Sourcing Company”.

With over 20 years of experience in the construction industry to his credit, Mr. Hetherman is also a Certified Kitchen Designer through the National Kitchen and Bath Association and a Quantum Shift Fellow, an invitation-only program founded and sponsored by KPMG Enterprise and the Richard Ivey School of Business. Quantum Shift annually challenges forty of Canada's most promising entrepreneurs to improve their leadership style, inspire their business partners and maximize their growth opportunities. Candidates must be nominated by KPMG Enterprise and selected by the Richard Ivey School of Business. Throughout most of his career in the construction industry, he has served on the Board of Directors for the National Kitchen and Bath Association (NKBA), and was the President of the NKBA Ontario Chapter from 1992 - 1994. He is a two time award-winning designer of the North American Kitchen Design Competition.

Mr. Hetherman is compensated through a management services agreement between Katemy Holdings Inc. and Lumonall Inc. The agreement was entered into on May 20, 2007 and is subject to renewal of its terms on December 1, 2007. Katemy Holdings Inc. is paid $15,000 per month for services provided.

Gary N. Hokkanen, Chief Financial Officer

Gary Hokkanen, 51, has served as CFO of Wireless Age Communications, Inc. since May 29, 2003. Mr. Hokkanen is an executive level financial manager with over 9 years experience in public company financial management. Mr. Hokkanen holds a Bachelor of Arts degree from the University of Toronto and is a CMA (Certified Management Accountant) and a member of the Society of Management Accountants, Ontario. From January 2001 to April 2003 Mr. Hokkanen was CFO of IRMG Inc., a private Toronto-based financial management consulting firm. Mr. Hokkanen served as CFO of Simmonds Capital Limited from July 1998 to January 2001. Since July 1, 2007, Mr. Hokkanen has served as CFO of Newlook Industries Corp., an entity listed on the TSX Venture Exchange, Eiger Technology Inc., an entity listed on the TSX Exchange, and Racino Royale, Inc. and entity listed on the Over-the-Counter-Bulletin-Board. On June 1, 2007 Mr. Hokkanen was appointed CFO of TrackPower, Inc. an entity listed on the Over-the-Counter-Bulletin-Board. Mr. Hokkanen previously served as CFO of TrackPower Inc. and served as CFO of Lumonall Inc. from October 2004 to July 2006.

Mr. Hokkanen, will be compensated through a non-exclusive consulting services agreement entered into with Company on June 1, 2007 which expires on June 30, 2008. Mr. Hokkanen will be paid $3,500 per month for services provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumonall Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMONALL, INC.

Dated: September 4, 2007	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer